Exhibit A

General Partners, Executive Officers, Managers and Directors

Noble Energy, Inc.

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*

Berenson, Jeffrey L.	Director	Chairman and Chief Executive Officer of Berenson Holdings LLC	—

Cawley, Michael A.	Director	President and Manager of The Cawley Consulting Group, LLC	—

Cox, Edward F.	Director	Chair of the New York Republican State Committee	—

Craddock, James E.	Director	Former Chairman and Chief Executive Officer of Rosetta Resources Inc.	—

Duganier, Barbara J.	Director	Former Managing Director of Accenture

Edelman, Thomas J.	Director	Managing Partner, White Deer Energy LP	—

Ladhani, Holli C.	Director	President and Chief Executive Officer of Select Energy Services, Inc.	—

Urban, Scott D.	Director	Partner in Edgewater Energy LLC	—

Van Kleef, William T.	Director	Former Executive Vice President and Chief Operating Officer of Tesoro Corporation	—

Stover, David L.	Chairman and Chief Executive Officer	Executive Officer of Noble	4,500

Smolik, Brent J.	President and Chief Operating Officer	Executive Officer of Noble	—

Fisher, Kenneth M.	Executive Vice President and Chief Financial Officer	Executive Officer of Noble	14,500

Gerhart, Terry R.	Senior Vice President	Executive Officer of Noble	43,244

Clingman, Rachel G.	Senior Vice President, General Counsel and Secretary	Executive Officer of Noble	—

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*

Lewis, John T.	Senior Vice President	Executive Officer of Noble	—

Elliott, John K.	Senior Vice President	Executive Officer of Noble	—

Robison, Andrea Lee	Senior Vice President	Executive Officer of Noble	3,500

Walker, Thomas H.	Senior Vice President	Executive Officer of Noble	—

NBL Midstream, LLC

Name	Position	Principal Occupation/ Business	Issuer Common Units Beneficially Owned*

Gerhart, Terry R.	Manager and President	Executive Officer of Noble	43,244

Hatley, Dustin A.	Manager and Vice President – Finance	Employee of Noble	1,000

Walker, Thomas H.	Manager and Vice President	Executive Officer of Noble	500

*	Less than 1% of the class beneficially owned.